EXHIBIT 99.1

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                                   [OXY LOGO]



                        OCCIDENTAL PETROLEUM CORPORATION

                              2004 ANNUAL MEETING



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     2003 was an outstanding year for Occidental in delivering superior total returns to our stockholders. Actually, we have been generating highly competitive total returns over a number of years.

     This morning I'm going to review our past performance, as well as our vision for the future. When a company achieves the kind of results we have, your management and investors want to know how we will be able to sustain that level of performance in the future.

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[OXY LOGO]     OXY BUSINESS MODEL


               Building Blocks for Profitable Growth

                    o  Exploration

                    o  Enhanced Oil Recovery (EOR)

                    o  Acquisitions


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     I'm confident we can because we have a durable business model that will continue to generate profitable growth projects. Our business model is driven by three engines to add commercial oil and gas reserves and generate profitable production growth - exploration, enhanced oil recovery projects and acquisitions.

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[OXY LOGO]     BUILDING LONG-TERM VALUE


                                  Growth Tools


                    o  Focused Strategy

                    o  Long-Lived Assets

                    o  Disciplined Investment Philosophy

                    o  Strong Balance Sheet

                    o  Talented Workforce

                    o  Responsible Corporate Citizenship


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     Sustainable, profitable growth is essential to building long-term value for stockholders. Our business model is supported by the tools we believe are necessary to build and sustain profitable growth. These tools include a focused business strategy, a long-lived asset base, a disciplined investment philosophy, a strong balance sheet, a talented work force and a commitment to the principles of responsible corporate citizenship.

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[OXY LOGO]     FINANCIAL PERFORMANCE CRITERIA


               o  Return on Capital Employed

                  -  Measures Efficient Use of Capital

               o  Return on Equity

               o  Total Return to Stockholders

                  -  Stock Price Change Plus Dividend


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     We use a number of financial criteria to measure our overall performance versus our strategy and objectives - relative to our competition.

     Return on capital employed is especially important because it measures the efficient use of capital, which is critical to building long-term value.

     Return on equity is a measure of the profitability of a business as a percentage of stockholders' equity.

     However, in the final analysis, the most significant measure is the total return to stockholders, which includes stock price change plus dividends.

     Let's look first at return on capital employed.

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[OXY LOGO]     RETURN ON CAPITAL EMPLOYED
               2001-2003 Average
               (Percentage)


       [the following is a tabular representation of graphical materials]

STOCK SYMBOL        RETURN ON CAPITAL EMPLOYED
------------        --------------------------
     XOM                       18.2
     OXY                       12.6
     APA                       11.5
     BR                        10.7
     BP                        10.2
     UCL                        9.4
     CVX                        8.7
     MRO                        8.3
     DVN                        6.5
     AHC                        6.3
     APC                        6.1
     COP                        5.8
     KMG                        3.4

Total 2001-2003 income before interest expense divided by average capital employed (average debt plus equity); interest is added back after-tax (using 35% statutory rate, not effective rate). See Addendum for GAAP reconciliation.


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     No company can be successful in building long-term value if does not get good returns on its invested capital.

     For the period 2001 through 2003, our return of 12.6 percent was in the top quartile performance, and is 30 percent higher than the industry average of 8.8 percent. Our goal is to be in the top quartile in our industry.

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[OXY LOGO]     RETURN ON EQUITY
               2001-2003 Average
               (Percentage)


       [the following is a tabular representation of graphical materials]

STOCK SYMBOL        RETURN ON EQUITY
------------        ----------------
     XOM                  20.3
     OXY                  18.5
     BR                   17.2
     APA                  15.4
     UCL                  15.2
     MRO                  12.4
     BP                   12.3
     CVX                  11.4
     DVN                  10.1
     AHC                   9.2
     APC                   8.9
     COP                   7.8
     KMG                   2.6

Income applicable to common shares in 2001-2003 divided by average equity during the year - per SEC filings.


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     Good returns on equity are synonymous with high profitability and strong asset management.

     We're pleased that our three-year average return on equity of 18.5 percent for the period 2001 through 2003 also was in the top quartile. The average for our competitors was 11.9 percent.

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[OXY LOGO]     ANNUAL AVERAGE TOTAL RETURNS
               1, 3, & 5 Years
               (Percentage*)


       [the following is a tabular representation of graphical materials]

YEAR(S)          OXY        DOW JONES
---------     ---------     ---------
2003              53            28
2001-2003         31             1
1999-2003         41            (1)

*Data Source: Bloomberg


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     Since investors have many choices, it's instructive to see how our total return to stockholders compares to the broader market. This chart shows that Occidental's total return to stockholders in 2003 was a robust 53 percent, while the Dow Jones Industrial Average generated a total return of 28 percent.

     During the three years from 2001 through 2003 our average annual return was 31 percent compared to the Dow's one percent.

     Over the five years from 1999 through 2003, our average annual total return was 41 percent compared to negative one percent for the Dow.

     Let's now look at how our total returns compared to our large capitalization oil and gas industry competitors.

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[OXY LOGO]     COMPARATIVE TOTAL RETURNS
               (12/31/02 - 12/31/03)*
               (Percentage)


       [the following is a tabular representation of graphical materials]

STOCK SYMBOL        COMPARATIVE TOTAL RETURNS
------------        -------------------------
     MRO                        61
     OXY                        53
     APA                        50
     COP                        40
     CVX                        35
     BR                         31
     BP                         27
     DVN                        25
     UCL                        24
     XOM                        21
     KMG                         9
     APC                         8
     AHC                        (1)

*Data Source: Bloomberg


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     As I noted earlier, one of our objectives was to be a top quartile total return performer in the oil and gas industry. As you can see, we clearly achieved that objective last year. During 2003, robust energy prices contributed to good returns for most of the peers shown here. However, we did exceptionally well.

     Before addressing the underlying reasons for our strong comparative performance, let's look at how our total returns compared to our industry competitors over the last three years, as well as the last five years.

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[OXY LOGO]     COMPARATIVE TOTAL RETURNS
               3 Years (12/31/00 - 12/31/03)*
               (Percentage)


       [the following is a tabular representation of graphical materials]

STOCK SYMBOL        COMPARATIVE TOTAL RETURNS
------------        -------------------------
     OXY                        93
     APA                        36
     MRO                        32
     COP                        20
     BP                         14
     BR                         14
     CVX                        14
     UCL                         3
     XOM                         2
     DVN                        (5)
     KMG                       (23)
     AHC                       (23)
     APC                       (27)

*Data Source: Bloomberg


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     Our total return of 93 percent from 2001 through 2003 was nearly three times higher than our nearest competitor. Once again, these returns are based on the assumption that all dividends were reinvested and the stock was held for the entire three-year period.

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[OXY LOGO]     COMPARATIVE TOTAL RETURNS
               5 Years (12/31/98 - 12/31/03)*
               (Percentage)


       [the following is a tabular representation of graphical materials]

STOCK SYMBOL        COMPARATIVE TOTAL RETURNS
------------        -------------------------
     APA                       282
     OXY                       205
     DVN                        90
     APC                        70
     BR                         65
     COP                        60
     KMG                        45
     UCL                        43
     MRO                        30
     XOM                        26
     CVX                        23
     BP                         21
     AHC                        16

*Data Source: Bloomberg


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     Over the last five years, our 205-percent return was clearly in the upper quartile and significantly exceeded the returns of most of our competitors.

     These overall results are linked to our success in executing our strategy at the operational level in our oil and gas and chemicals businesses.

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[OXY LOGO]     OVERALL VALUE CREATION STRATEGY


               o  Focus on Three Core Geographic Areas

               o  Maximize Free Cash Flow from Chemicals

               o  Maintain Strong Balance Sheet

               o  Review Dividend Policy Annually


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     Our overall strategy to continue building long-term value is focused on our core oil and gas areas in the United States, the Middle East and Latin America.

     Our ability to generate a rising stream of free cash flow is especially critical to our ability to invest in new projects, reduce debt and support dividend growth. By free cash flow, I mean cash flow from our operations less capital expenditures. Our primary sources of free cash flow are our domestic oil and gas and chemical businesses.

     We are committed to maintaining a strong balance sheet to reduce the risk for investors and provide the company with the financial strength and flexibility to compete for new business.

     We will continue to review our dividend policy annually as part of our commitment to build long-term value for our stockholders.

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[OXY LOGO]     WORLDWIDE PRODUCTION
               Millions BOE


                                     [photo]

                                      Qatar

       [the following is a tabular representation of graphical materials]

YEAR     PRODUCTION
----     ----------
2000         168
2001         173
2002         188
2003         200


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     This chart shows that our oil and gas production has grown at an average annual rate of approximately 6 percent from 2000 through 2003.

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[OXY LOGO]     PRODUCTION REPLACEMENT
               Percentage


                                    [photo]

                             Kern County, California

       [the following is a tabular representation of graphical materials]

YEAR     PRODUCTION REPLACEMENT
----     ----------------------
2001              141%
2002              140%
2003              184%


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     As we succeed in increasing production each year, the challenge of replacing the reserves we produce becomes increasingly demanding. Our team has done a great job of meeting the challenge. In 2001 and 2002, we replaced approximately 140 percent of our production. Last year we did even better with a replacement rate of 184 percent.

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[OXY LOGO]     WORLDWIDE PROVEN RESERVES
               Millions BOE


                                    [photo]

                                  Horn Mountain

       [the following is a tabular representation of graphical materials]

YEAR          U.S.         INTERNATIONAL         TOTAL
----     -------------     -------------     -------------
2001         1,698               543             2,241
2002         1,755               556             2,311
2003         1,805               666             2,471


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     These replacement rates increased our proved oil and gas reserves to new historical highs in each of the last three years.

     Domestic reserves, shown in green, accounted for more than 70 percent of our worldwide total during this period. The predominance of a large, low-risk domestic base provides a solid portfolio to generate the free cash flow needed to support future growth opportunities.

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[OXY LOGO]     FINDING & DEVELOPMENT COSTS*
               2001-2003 Average
               All Sources
               ($/BOE)

       [the following is a tabular representation of graphical materials]

STOCK SYMBOL     FINDING & DEVELOPMENT COSTS
------------     ---------------------------
    BP                       4.09
    OXY                      4.53
    CVX                      5.16
    XOM                      5.36
    COP                      5.57
    APA                      6.20
    BR                       7.31
    UCL                      7.48
    MRO                      7.56
    APC                      8.44
    KMG                      8.74
    DVN                      9.26
    AHC                     12.91

*Total 2001-2003 exploration plus development costs incurred divided by reserves additions, including purchased reserves - per SEC filings.


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     As you can see, Occidental's average replacement costs for 2001 through
2003 put us in the top quartile. We are in excellent shape as we look to the future since our costs are $2.80 per BOE below the average costs of our competition. Keeping our finding and development costs low is one of the keys to maintaining a competitive edge in terms of future profitability.

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[OXY LOGO]     2001-2003 AVERAGE PROFITABILITY*
               $/BOE

       [the following is a tabular representation of graphical materials]

STOCK SYMBOL     AVERAGE PROFITABILITY
------------     ---------------------
    OXY                  9.33
    APA                  7.14
    XOM                  6.52
    BR                   6.13
    MRO                  5.87
    COP                  5.66
    CVX                  5.50
    BP                   5.44
    APC                  4.74
    UCL                  4.69
    DVN                  4.50
    KMG                  2.88
    AHC                  2.69

*Exploration & production income after taxes and before interest, divided by BOE sales.


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     Our industry-leading profit of $9.33 per BOE for 2001 through 2003 is more than 80 percent higher than the average among our competition.

     This performance measure speaks to both the quality of our assets and the efficiency of our operations. Above all, it demonstrates the durability of both our business model and our strategy to deliver sustainable results.

     Top quartile profits are closely linked to top quartile returns on capital employed and returns on equity.

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[OXY LOGO]     2001-2003 AVERAGE FREE CASH FLOW*
               $/BOE

       [the following is a tabular representation of graphical materials]

STOCK SYMBOL     AVERAGE FREE CASH FLOW
------------     ----------------------
    OXY                   8.83
    BR                    6.06
    MRO                   5.32
    APA                   5.15
    XOM                   4.86
    CVX                   4.27
    BP                    4.01
    AHC                   3.84
    DVN                   3.82
    COP                   3.38
    UCL                   3.05
    KMG                   2.76
    APC                   0.89

*Exploration & production income after taxes and before interest, plus DD&A, plus exploration expense, less capital (excluding acquisitions) - divided by BOE sales. See Addendum for GAAP reconciliation.


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     Our free cash flow per barrel, which is net of capital expenditures, shows a high correlation with our profitability. From 2001 through 2003, Occidental's free cash flow per barrel of $8.83 led the industry - and was more than double the industry average of $3.95 per barrel.

     Our ability to produce top quartile free cash flow gives us the flexibility and financial leverage to compete successfully for new high potential investment opportunities to build long-term value.

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[OXY LOGO]     CHEMICAL HIGHLIGHTS


               o  Role of Chemicals Business

                  -  Generate Free Cash Flow Through the
                     Ups and Downs of the Business Cycle

               o  Restructuring Has Improved Efficiencies

               o  Goal

                  -  Generate in Excess of $300 Million of
                     Free Cash Flow Per Year


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     Over the past 10 years, our chemical business has provided free cash flow to invest in our oil and gas business, reduce debt or pay dividends. We have restructured our chemical business to improve the overall efficiency of the operations. We expect this business to generate annual free cash flow in excess of $300 million in 2004 and beyond.

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[OXY LOGO]     DEBT/CAPITALIZATION RATIO
               Percentage


       [the following is a tabular representation of graphical materials]

YEAR        DEBT/CAPITALIZATION RATIO
----        -------------------------
2000                    57
2001                    46
2002                    43
2003                    37
2004 Q1                 33


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     Since 2000, we have improved our financial leverage by lowering our debt-to-capitalization ratio from 57 percent to 33 percent. We have no significant debt maturities in the remainder of 2004.

     Our success in strengthening our balance sheet resulted in all three credit agencies upgrading our credit ratings in 2003. Moody's upgraded us to B Double A One, while S&P and Fitch raised our rating to "Triple B+".

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[OXY LOGO]     INTEREST EXPENSE
               $ Millions


       [the following is a tabular representation of graphical materials]

YEAR      INTEREST EXPENSE
----      ----------------
2000             546
2001             432
2002             320
2003*            272

*Excludes $61 million debt repayment fee


o  Impact of $274 Million in Pre-Tax Interest Savings
   - Net Improvement of $0.46 Per Share


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     One of the effects of paying down debt is lower interest expense. Annual interest expense declined from $546 million in 2000 to $272 million last year.

     That's a total savings of $274 million compared to 2000 and equates to an annual net improvement of 46 cents per share.

     The improvement in our balance sheet, combined with the outlook for future earnings and free cash flow growth, were key drivers in the decision taken by the Board of Directors to increase our dividend payouts in 2003 and 2004.

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[OXY LOGO]     NON-CORE INVESTMENTS


                                                    $ Millions
                                                      4/23/04
                                                    ----------
[LYONDELL LOGO]     40 Million Shares (23%)         $      685

[PREMCOR LOGO]      9.0 Million Shares (12%)        $      315
                                                    ----------
                                                    $     1000

                    Implied Value ($/Oxy Share)     $     2.55


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     The improvement in our balance sheet does not reflect a significant source of cash represented by our two non-core investments.

     We hold an interest of approximately 23 percent in Lyondell Chemical Company. At the close of business on April 23rd, our approximately 40 million Lyondell shares had a market value of $685 million.

     We also have a 9 percent stake in the Premcor refining business. As of April 23rd, our 9 million Premcor shares had a market value of $315 million.

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[OXY LOGO]     WHAT ABOUT THE FUTURE?


               Can Occidental Sustain Past Growth Patterns?

               o  Yes!

               o  Solid Foundation for Future Growth in Place

               o Continued Execution of Value Creating Strategy in Core Oil and Gas Areas

               o  Continued Maximization of Free Cash Flow
                  From Chemicals


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     Our past success has raised expectations for the future. The primary interest of investors today is whether we can sustain this pattern of profitable growth in future years.

     The simple answer to that question is, "yes". Our strong past performance has laid a solid foundation for building long-term value.

     We are continuing to execute our strategy of creating value through a combination of exploration, enhanced oil recovery projects and acquisitions in our core oil and gas business, while maximizing free cash flow from chemicals.

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[OXY LOGO]     OIL & GAS PRODUCTION FORECAST
               Thousands BOE/Day


       [the following is a tabular representation of graphical materials]

                  2001     2002     2003     2004E     2005E     2006E
                  ----     ----     ----     -----     -----     -----
Production         476      515      547       575       590       620

United States      66%      64%      63%       63%       58%       55%
Middle East        18%      18%      17%       27%       22%       26%
Latin America       7%       9%      10%       10%       12%       11%
Other               9%       9%      10%       10%        8%        8%

5% Annual Average Growth Rate


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     Let's focus now on our forecast through 2006.

     As you can see, we expect the U.S. to remain the dominant region in our production profile and account for 55 percent of our worldwide production in 2006.

     We expect the Middle East to be our primary growth area and to contribute 26 percent of our 2006 production.

     We expect our 2006 Latin American production to make up 11 percent of the total.

     The "Other" category is made up of Russia and Pakistan.

     Maintaining a strong U.S. base is a critical element in supporting our growth plans.

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[OXY LOGO]     UNITED STATES
               2003 Production


                             [map of United States]


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     In 2003, our U.S. production averaged 344,000 BOE per day, which accounted for 63 percent of our worldwide total.

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[OXY LOGO]     2003 US PRODUCTION
               Thousand BOE/Day


       [the following is a tabular representation of graphical materials]

REGION                   PRODUCTION
------                   ----------
Texas and New Mexico
   Permian                      171

California
   Elk Hills                    100
   THUMS                         23
                          ---------
                                123

Kansas and Oklahoma
   Hugoton                       27

Gulf of Mexico
   Horn Mt.                      23


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     Of this total, our Permian operations in Texas and New Mexico accounted for about one-third of our worldwide production.

     In California, our Elk Hills operation near Bakersfield and our THUMS operation in Long Beach accounted for 22 percent of our worldwide production.

     Our Hugoton operations in Kansas and Oklahoma and the Horn Mountain project in the deep water Gulf of Mexico together contributed about 10 percent of our worldwide total.

     Let's look at a few of our growth projects outside the U.S.

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[OXY LOGO]     ECUADOR - PRODUCTION GROWTH
               Production (BOE/Day)


               [map]                         2002 - 13,000
                                             2003 - 25,000
                                             2004 - 45,000
                                             2005 - 45,000
                                             2006 - 45,000

                                             [photo]


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     In Ecuador, our production is growing as a result of exploration success.

     Our 2003 average net production of 25,000 barrels of oil per day was nearly double our 2002 rate. The increase is the result of the commissioning last September of the new OCP pipeline.

     We expect the impact of a full year of production from the new Eden-Yuturi field and another smaller discovery to increase our total Ecuador production to an average of 45,000 barrels per day in 2004 - and we expect to remain at that level at least through 2006.

     We believe our Block 15 has additional exploration potential and we are evaluating EOR opportunities outside our block that can have a material effect on future production growth.

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[OXY LOGO]     OMAN - NEW GAS PROJECT


                                     [map]


--------------------------------------------------------------------------------

     In Oman, we have a new natural gas project that came on stream this year. The project is supplying gas associated with oil production from our Block 9 operations through a new pipeline and processing facilities to the Fujairah power plant in the United Arab Emirates.

     Occidental's sale agreement calls for the delivery of 120 million gross cubic feet per day. Occidental's share is 78 million cubic feet per day.

     The installed facilities are capable of handling 150 million cubic feet per day. In the second half of this year, Occidental expects to make available additional sales volumes up to the maximum capacity.

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[OXY LOGO]     QATAR


          [map]                           Production
                                         (Barrels/Day)

                                   o  1994
                                       Gross          20,000
                                       Oxy Net         3,000

                                   o  2003
                                       Gross          95,000
                                       Oxy Net        45,000


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     With a contract that runs through 2019, Qatar represents another long-lived asset in the Middle East

     This successful EOR project began in October 1994. Before Occidental took over the operation, gross production had fallen from a peak of 50,000 barrels per day to approximately 20,000 barrels per day.

     Thanks to our efforts, gross production during 2003 averaged approximately 95,000 barrels, with Oxy's net share at 45,000 barrels per day. We are now implementing a second phase of development investment focused on the large ISND Field to further increase production.

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[OXY LOGO]     QATAR


     [photo]


                                                       [photo]


--------------------------------------------------------------------------------


     A major part of this project is the construction of an additional structure and related facilities depicted in the drawing on the right. This project will double our processing capacity at the offshore PS-1 complex shown in the photo on the left. The yellow box with the letter "K" shows the location of the new facility which is scheduled for start up next year.

     These facilities will allow us to increase production and improve recovery over the next 15 years.

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[OXY LOGO]     MIDDLE EAST - DOLPHIN PROJECT


                                     [map]


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     Now let me provide you with an overview of the $4 billion Dolphin Project, which is the single largest trans-border energy project in the Middle East.

     We have a 24.5-percent stake in this project. The project includes the development of offshore gas reserves in Qatar's giant North Field. The produced gas will be processed at Ras Laffan to remove the natural gas liquids for sale at market prices. Approximately 2 billion cubic feet per day of dry gas will be transported through a new 48-inch, 260-mile-long pipeline to supply growing power and water desalination markets in the United Arab Emirates.

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[OXY LOGO]     DOLPHIN PROJECT - NET PRODUCTION
               Projected Start - 2006


     [map]               o  Invest $1 billion in This
                            $4 Billion Project
                            (2004-2006)

                         o  Peak Net Production
                            -  275 Million Cubic Ft./Day
                            -  20,000 Barrels Liquids/Day
                            -  Equals 65,000 BOE/Day

                         o  25-Year Cumulative Net
                             Production
                            -  1.3 trillion Cubic Feet
                            -  85 Million Barrels Liquids
                            -  Total = 300 Million BOE


--------------------------------------------------------------------------------


     Occidental's share of the $4 billion capital for this project is approximately $1 billion over the next three years. We expect to finance a portion of the project.

     When this project is fully operational in late 2006, we expect Occidental's net production to be about 275 million cubic feet of gas per day and 20,000 barrels of liquids per day. Over the 25-year life of the project, we expect our cumulative production to be approximately 1.3 trillion cubic feet of gas and 85 million barrels of liquids.

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[OXY LOGO]     LIBYA - US RELATIONS


                                     [map]


--------------------------------------------------------------------------------


     Last week's announcement by the Bush Administration that it was lifting the remaining economic sanctions on Libya removes the final obstacle to Occidental's return to Libya after an absence of nearly 18 years.

     Occidental and other U.S. companies, who had commercial interests in Libya, were required to leave the country in 1986 when the Reagan Administration imposed economic sanctions on the Libyan Government.

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[OXY LOGO]     LIBYA - OCCIDENTAL'S HISTORY


                                        1966   Oxy Discovers Giant Field
Occidental Production Areas
                                        1968   First Oil to Oxy Export
                                               Terminal
           [map]
                                               Military Officers Led by
                                               Ghadafi Depose King Idris

                                        1970   Gross Peak Production of
                                               Nearly 660,000 Barrels/Day

                                        1974   Libya Completes 51%
                                               Nationalization of Foreign
                                               Oil Interests

                                        1986   US Orders Oxy's Departure


--------------------------------------------------------------------------------


     Libya played an important role in Occidental's evolution from a small California oil company into a significant player in the global oil business. In 1966, Occidental made its first of several giant discoveries that together totaled nearly 3 billion gross barrels.

     Production began flowing to our export terminal in 1968, the same year that a group of army officers led by Colonel Ghadafi deposed King Idris.

     The following year gross production rose to a peak of nearly 660,000 barrels of oil per day.

     By 1974, while OPEC's influence was on the rise, Libya completed the nationalization of 51 percent of all foreign oil interests - including Occidental's operations.

     Increasingly strained U.S. - Libyan relations during the Carter Administration culminated with the implementation of broad economic sanctions against Libya by President Reagan. In 1986, Occidental was ordered to leave Libya in compliance with the sanctions.

--------------------------------------------------------------------------------


[OXY LOGO]     LIBYA - RECENT DEVELOPMENTS


                                        1999   Oxy Receives US Permission
Occidental Production Areas                    for Technical Teams to Visit
                                               Libya for Data Exchanges

           [map]                        2004   US Removes Travel
                                               Restrictions for US Citizens'
                                               Travel to Libya

                                               US Grants Oxy the Right to
                                               Negotiate Its Return to Libya

                                               Oxy CEO & Key Staff Visit
                                               Libya to Meet with Ghadafi
                                               and Other Senior Libyan
                                               Officials

                                               US Lifts Remaining Sanctions


--------------------------------------------------------------------------------


     In 1999, the Clinton Administration permitted Oxy technical teams to visit Libya for the purpose of assessing the condition of our existing assets. Since that time, our team has made several visits to Libya.

     Real improvement in U.S. - Libyan relations did not begin until December 2003 when the Libyan Government agreed to abandon its pursuit of weapons of mass destruction and to cooperate in the war on terror.

     In early March of this year, the Bush Administration reestablished a diplomatic presence in Tripoli, lifted the ban on travel to Libya by U.S. citizens and authorized U.S. oil companies, with assets in Libya when sanctions were implemented, to negotiate and sign contracts for their return to the country.

     From March 13th through the 15th, I visited Libya with three of my Oxy colleagues for high level visits with the Libyan leadership, including Colonel Ghadafi. We were impressed by their enthusiasm in welcoming our return.

     The lifting of U.S. sanctions last week will allow Occidental to resume commercial activities in Libya.

--------------------------------------------------------------------------------


[OXY LOGO]     LIBYA - WHERE DO WE GO FROM HERE?


                                        o  Presented Proposals to
Occidental Contract Areas                  Enhance Production from
                                           Existing Fields

          [map]                         o  Return to Libya is a High
                                           Priority

                                        o  Look to Continuing
                                           Improvement in US-Libyan
                                           Relations

                                        o  Update Existing Contracts

                                        o  Technical Teams Now at Work

                                        o  CEO to Return Shortly to Libya


--------------------------------------------------------------------------------


     During our visit, we presented Libyan authorities with our investment and technical proposals that we believe can bring significant benefits to the Libyan people and to our stockholders by significantly increasing Libya's reserves and production.

     We regard our return to Libya as one of our high priority projects. We look forward to continued progress in U.S. - Libyan relations and in our negotiations to update our existing exploration and production agreements. Our technical teams are already hard at work, and we plan to open an office in Tripoli as soon as possible. I am planning to return to Libya in the near future to help facilitate negotiations.

--------------------------------------------------------------------------------


[OXY LOGO]     2004 1ST QUARTER RESULTS
               Consolidated Results


               o  Net Income ($ Million)                    $   487

               o  Earnings Per Share ($/Share)              $  1.24

               o  Cash from Operations ($/Millions)         $   965

               o  Stockholders' Equity ($/Billions)         $   8.5


--------------------------------------------------------------------------------


     As our business development teams focus on new opportunities for building profitable long-term growth, our operations teams are producing strong near-term results. The momentum we developed last year has carried over into the first quarter, resulting in a very strong first quarter this year.

     Our consolidated quarterly net income was $487 million, or $1.24 per share. Cash from operations was approximately $965 million. Stockholders' equity increased to a record $8.5 billion.

--------------------------------------------------------------------------------


[OXY LOGO]     DIVIDEND INCREASES
               Annual Payout


       [the following is a tabular representation of graphical materials]

YEAR     ANNUAL DIVIDEND
----     ---------------
2002         $  1.00
2003         $  1.04
2004         $  1.10


--------------------------------------------------------------------------------


     A key element in building long-term value for stockholders is the payment of dividends. Occidental has been paying cash dividends without interruption since 1975.

     The Board of Directors increased the dividend by 6 percent this February. This is on top of last year's increase of 4 percent.

     The Board will continue to review dividend policy annually as part of our continuing commitment to increase total returns for our shareholders.

--------------------------------------------------------------------------------


[OXY LOGO]     WHAT'S AHEAD?


               o  Success Riding on Two Factors
                  - Take Care of Our Asset Base to Generate Cash to Support Growth
                  -  Continue Adding Highly Profitable New Projects

               o  Stay Focused on the Fundamentals
                  -  Maintaining Discipline and Focus
                  -  Executing Our Strategy
                  -  Balancing Growth With Profitability

               o  Create Long-Term Value


--------------------------------------------------------------------------------


     The company's future success depends on two factors. First, we must continue to take care of our asset base in order to generate the cash to support our strategy of building long-term growth. Second, we must continue to add profitable new projects to our portfolio, like Dolphin. We believe the interests of our stockholders are best served by remaining focused on these fundamentals.

     Our strength has been our financial discipline and focus in executing our strategy that balances long-term growth with near term profitability. The investments we are making now in projects will yield profitable growth opportunities and stockholder value for many years.

     I would like to pay special tribute to our employees who take the execution of our strategy personally and who have demonstrated a passion for our company's success. I am also thankful for the foresight and guidance of our directors who are committed to creating long-term value for our stockholders. Finally, I would like to express my appreciation to our loyal stockholders who supported us through a difficult transition.

     Ladies and gentlemen - let me assure you, the best is yet to come.

--------------------------------------------------------------------------------



                                   [OXY LOGO]



--------------------------------------------------------------------------------


     I would now like to introduce Dr. Larry Meriage, our Vice President for Communications and Public Affairs, who will present our report on social responsibility.

                                    ADDENDUM

RETURN ON CAPITAL EMPLOYED (ROCE)

RECONCILIATION TO GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP)

                                                                                                 ANNUAL
($ in millions)                                                                                 AVERAGE
                                                                                                 2001-
                                                     2001           2002           2003           2003
                                                  ----------     ----------     ----------     ----------
GAAP measure - earnings applicable                $    1,154            989          1,527          1,223
   to common stockholders

Interest expense                                  $      392            281            295            323

Tax effect of interest expense                    $     (137)           (98)          (103)          (113)
                                                  ----------     ----------     ----------     ----------
Earnings before tax-effected interest expense     $    1,409          1,172          1,719          1,433
                                                  ==========     ==========     ==========     ==========


GAAP average stockholders' equity                 $    5,634          6,318          7,918          6,623

Average debt
   GAAP debt
      Notes payable                               $       54             --             --             18
      Debt, including current maturities               4,065          4,203          4,016          4,095
   Non-GAAP debt                                                                                       --
      Capital lease obligation                            26             26             26             26
      Subsidiary preferred stock                          --             75             75             50
      Gas sales agreements                               282             --             --             94
      Trust preferred securities                         463            455            453            457
                                                  ----------     ----------     ----------     ----------
Average total debt                                $    4,890          4,759          4,570          4,740


Total average capital employed                    $   10,524         11,077         12,488         11,363


ROCE                                                   13.0%          10.9%          14.6%          12.6%

OIL AND GAS FREE CASH FLOW/BOE

RECONCILIATION TO GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP)


There is no GAAP cash flow measure comparable to this calculation; operating cash flow, investing cash, financing cash flow, and change in cash are the GAAP measures of cash flow presented below for reference.

                                                                            Ann. Avg.
Occidental Petroleum                                     2003               2001-2003
Consolidated Statement of Cash Flow                  ($ millions)         ($ millions)
                                                    --------------       --------------
Cash Flow From Operating Activities                        3,074                2,580
Cash Flow From Investing Activities                       (2,021)              (1,456)
Cash Flow From Financing Activities                         (516)                (929)
Change in Cash                                               537                  195


Oxy calculates free cash flow per barrel of oil equivalent (BOE) by taking exploration and production income after taxes but before interest, adding back the depreciation, depletion & amortization and exploration expense and subtracting from that total capital expenditures excluding acquisitions. This is then divided by the BOE sales volumes.

                                                                            Ann. Avg.
                                                         2003               2001-2003
                                                     ($ millions)         ($ millions)
                                                    --------------       --------------
FAS 69 GAAP Oil and Gas Results of Operations              2,068                1,789
Depreciation, Depletion & Amortization                       971                  845
Exploration Expenses                                         138                  166
Capital Expenditures (excluding acquisitions)             (1,204)             (1,108)
                                                    --------------       --------------
   Free Cash Flow From Oil & Gas Operations           $    1,973           $    1,692

BOE Sales Volumes (millions)                                 202                  192

Cash Flow per BOE                                     $     9.78           $     8.83

Occidental management believes that Free Cash Flow per BOE is a useful operational statistic to show the net cash results of the oil and gas operation on a per barrel basis. This measure is useful to compare different-sized companies.

Statements in this presentation that contain words such as "will" or "expect", or otherwise relate to the future, are forward-looking and involve risks and uncertainties that could significantly affect expected results. Factors that could cause results to differ materially include, but are not limited to: global commodity pricing fluctuations, and supply/demand considerations, for oil, gas and chemicals; higher-than-expected costs; and not successfully completing (or any material delay in) any expansion, capital expenditure, acquisition, or disposition. Occidental disclaims any obligation to update any forward-looking statements.